Sub-Item 77E

LEGAL PROCEEDINGS
Since October 2003, Federated and
related entities (collectively, "Federated"), and various Federated funds (Funds), have been named as defendants in several class action lawsuits now pending in the United
States District Court for the
District of Maryland. The
lawsuits were
purportedly filed on behalf of
people who purchased, owned
and/or redeemed shares of
Federated-sponsored mutual
funds during specified periods
beginning November 1, 1998.
The suits are generally similar
in alleging that Federated engaged
in illegal and improper trading
practices including
market timing and late trading
in concert with certain institutional
traders, which allegedly caused
 financial injury to the mutual
fund shareholders.
These lawsuits began to be filed
shortly after Federated's first
public announcement that it had
received requests for information
on shareholder
trading activities in the Funds
from the SEC, the Office of the
New York State Attorney General
(NYAG), and other authorities.
In that regard, on
November 28, 2005, Federated
announced that it had reached
final settlements with the SEC
and the NYAG with respect to
those matters.
Specifically, the SEC and NYAG
settled proceedings against three
Federated subsidiaries involving
undisclosed market timing arrangements
and late
trading. The SEC made findings:
that Federated Investment Management
 Company (FIMC), an SEC-registered
investment adviser to various Funds,
and Federated Securities Corp.,
an SEC-registered broker-dealer and
distributor for the Funds, violated
provisions of the Investment Advisers
Act
and Investment Company Act by
approving, but not disclosing, three
 market timing arrangements, or the
associated conflict of interest
 between
FIMC and the funds involved in the
arrangements, either to other fund
shareholders or to the funds' board;
and that Federated Shareholder
Services Company, formerly an
SEC-registered transfer agent,
failed to prevent a customer and
a Federated employee from late
trading in violation
of provisions of the Investment
Company Act. The NYAG found that
such conduct violated provisions
of New York State law. Federated
entered
into the settlements without
admitting or denying the regulators'
findings. As Federated previously
reported in 2004, it has already
paid
approximately $8.0 million to
certain funds as determined by
an independent consultant. As
part of these settlements,
Federated agreed to pay
disgorgement and a civil money
penalty in the aggregate amount
of an additional $72 million
and, among other things, agreed
that it would not
serve as investment adviser to
any registered investment company
unless (i) at least 75% of the fund's
directors are independent of Federated,
(ii) the chairman of each such fund is
independent of Federated, (iii) no
action may be taken by the fund's
board or any committee thereof
unless approved by a majority of the
independent trustees of the fund or
committee, respectively, and (iv) the
fund appoints a "senior officer" who
reports to the independent trustees
and is responsible for monitoring
compliance by the fund with applicable
laws and fiduciary duties and for
managing the process by which management fees charged to a fund are approved. The settlements are described in Federated's announcement which, along with previous press releases and related communications on those matters, is available in the "About Us" section of Federated's website at FederatedInvestors.com.
Federated entities have also been named as
 defendants in several additional lawsuits that are now pending in the United States
District Court for
the Western District of Pennsylvania,
alleging, among other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds retained the
law firm of Dickstein Shapiro LLP to
represent the Funds in each of the
lawsuits described in the
preceding two paragraphs. Federated
and the Funds, and their respective
counsel, have been defending this
litigation, and none of the Funds
remains a defendant in any of the
lawsuits (though some could potentially
receive any recoveries as nominal defendants).
 Additional lawsuits based
upon similar allegations may be filed
in the future. The potential impact of
these lawsuits, all of which seek
unquantified damages, attorneys' fees,
and expenses, and future potential
similar suits is uncertain. Although
we do not believe that these lawsuits
will have a material adverse effect on
the Funds, there can be no assurance
that these suits, ongoing adverse
publicity and/or other developments
resulting from the regulatory
investigations will not result in
increased Fund redemptions, reduced
sales of Fund shares, or other adverse
consequences for the Funds.